  As filed with the Securities and Exchange Commission on November 17, 1995
                                                REGISTRATION NO. 33-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           -------------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                               MEDIA LOGIC, INC.
             (Exact name of registrant as specified in its charter)

            MASSACHUSETTS                            04-2772354
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification No.)

                           -------------------------

               310 SOUTH STREET, PLAINVILLE, MASSACHUSETTS  02762
                                 (508) 695-2006
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             WILLIAM E. DAVIS, JR.
                            CHIEF EXECUTIVE OFFICER
                               MEDIA LOGIC, INC.
                                310 SOUTH STREET
                        PLAINVILLE, MASSACHUSETTS  02762
                                 (508) 695-2006
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           -------------------------
                                    COPY TO:
                            Justin P. Morreale, Esq.
                          John J. Concannon III, Esq.
                             Bingham, Dana & Gould
                               150 Federal Street
                                Boston, MA 02110
                                 (617) 951-8000

                           -------------------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after this Registration Statement is declared effective.

If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box.
/ /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                           ---------------------

                       CALCULATION OF REGISTRATION FEE

 ===============================================================================
                             Proposed      Proposed
 Title of        Amount       Maximum      Maximum      Amount of
 Shares          to be       Offering     Aggregate    Registration
 to be           Regist        Price       Offering        Fee
 Registered       ered      Per Share *     Price*
 -------------------------------------------------------------------------------
 Common
 Stock,          130,909       $8.75     $1,145,454.00     $230.00
 $.01 par
 value
 ===============================================================================


        * Estimated solely for purposes of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average high and low prices reported in the consolidated trading system of the American Stock Exchange on November 14, 1995.

                           ---------------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

                             DATED           , 1995
                                   ----------

                                 130,909 SHARES

                               MEDIA LOGIC, INC.

                                  COMMON STOCK

        This Prospectus ("Prospectus") of Media Logic, Inc., a Massachusetts corporation (the "Company" or "Media Logic"), relates to up to 130,909 shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), being sold by a shareholder of the Company (the "Selling Shareholder") for its account. None of the proceeds from the sale of the Shares will be received by the Company.

        This offering is being made pursuant to an agreement between the Company and the Selling Shareholder. All or a portion of the Shares may be disposed of by the Selling Shareholder hereunder from time to time in one or a combination of the following transactions: (a) transactions (which may involve block transactions) on the American Stock Exchange, or otherwise, at market prices prevailing at the time of sale or at prices related to such prevailing market prices; or (b) privately negotiated transactions at negotiated prices, including underwritten offerings. The Selling Shareholder may effect such transactions by selling the Shares directly to purchasers or by selling the Shares to or through underwriters, brokers or dealers and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Shareholder and any underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares if any such underwriters, brokers, dealers or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act.

        On November 15, 1995 the last reported sale price of the Common Stock on the American Stock Exchange was $9.00 per share. The Common Stock of the Company is traded on the American Stock Exchange under the symbol TST.

                             -------------------
SEE "RISK FACTORS" ON PAGES 5 TO 7 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR

ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           _________________________

        NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE THEREOF.

================================================================================
                               Underwriting      Proceeds to
                 Price to      Discount          Selling
                 Public        and               Shareholder
                               Commission        (1)
--------------------------------------------------------------------------------
    Per          See Text      See Text Above    See Text
    Share        Above                           Above

    Total
================================================================================

        (1) The Company has agreed to prepare and file this Prospectus and the related Registration Statement and supplements and amendments thereto required by the Securities Act of 1933 with the Securities and Exchange Commission and to deliver copies of the Prospectus to the Selling Shareholder. The expenses relating to such filings, estimated to be $20,000, will be borne by the Company.

                           _________________________

                The date of this Prospectus is          , 1995.
                                               ---- ----

                             AVAILABLE INFORMATION


        The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements, information statements and other information filed by the Company with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, the Common Stock is traded on the American Stock Exchange and certain of such materials may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, NY 10006.

        The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission with respect to the Common Stock being offered pursuant to this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock being offered pursuant to this Prospectus, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof or incorporated by reference therein. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission.

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        The Company's (1) Annual Report on Form 10-K for the fiscal year ended March 31, 1995; (2) Quarterly Report on Form 10-QSB for the quarterly periods ended June 30 and September 30, 1995 and (3) description of capital stock contained in the Company's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description filed with the Commission pursuant to Section 13 of the Exchange Act, are incorporated herein by reference.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post- effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.
Any statement in the documents incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are incorporated by reference into such documents). Such written requests should be addressed to the Company at 310 South Street, Plainville, Massachusetts 02762, Attention: Chief Financial Officer. Telephone requests may be directed to the Chief Financial Officer at (508) 695-2006.

                                 THE COMPANY

        Media Logic develops, manufactures and sells certification and evaluation equipment for flexible computer storage media such as floppy disks and magnetic tape. Certifiers are used by computer disk manufacturers to test each disk as it is manufactured and to sort disks into three industry established quality categories. The Company's tape certification and evaluation equipment is used by manufacturers and suppliers of magnetic tape to evaluate and classify the quality of the tape. The Company also develops, manufactures and sells industrial disk drives and duplication equipment incorporating the drives. Major customers for the industrial disk drives include software publishers and duplicators.

        In 1994 the Company established a subsidiary, Media Logic ADL ("ADL"), and is currently devoting a substantial portion of its assets to developing, marketing and selling automated data storage libraries. ADL's Scaleable Library Architecture (SLA) includes radical design innovations for automated libraries compared to existing library solutions. The Company expects to introduce in Fiscal 1996 a product line of libraries which utilize 8mm tape, 4mm tape and digital linear tape (DLT) as storage media.

        The principal executive offices of the Company are located at 310 South Street, Plainville, Massachusetts 02762, and the Company's telephone number is
(508) 695-2006.


                                 RISK FACTORS

        In addition to the other information in this Prospectus, including the documents incorporated by reference herein, the following factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered hereby.

        Rapid Technological Change. The computer industry is characterized by rapid rates of technological change. While the Company believes that it is presently a technological leader in the industry, and while the Company allocates substantial resources to the maintenance of such leadership, technological advances by any one or more of the present competitors of the Company, or by future entrants into the Company's markets, could render obsolete the present or future products of the Company.

        Patents and Protection of Proprietary Technology. The Company's ability to compete effectively with other companies will depend, in part, on the ability of the Company to maintain the proprietary nature of its technology. There can be no assurance that competitors, in both the United States and foreign countries, many of which have substantially greater resources than the Company, will not obtain patents that will prevent, limit or interfere with the Company's ability to make and sell its products. The defense and prosecution of patent suits is both costly and time consuming, even if the outcome is favorable. An adverse outcome in the defense of a patent suit could subject the Company to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require the Company to cease selling some of its products. While the Company has filed patent applications relating to its ADL technology, the Company also depends upon unpatented proprietary technology and there can be no assurance that others may not independently develop the same or similar technology or otherwise obtain access to the Company's proprietary technology.

        Recent Losses. For the six month period ended September 30, 1995 the Company incurred a loss of $3,563,133. For the fiscal year ended March 31, 1995 the Company incurred a loss of $9,981,320 on revenues of $5,835,694 as compared to net income of $729,918 on revenues of $15,489,263 in fiscal 1994 and net income of $4,228,409 on revenues of $21,267,208 in fiscal 1993. These recent losses and reductions in revenues are primarily the result of (1) low computer disk prices which has caused disk manufacturers to cancel or defer investment in capital equipment, (2) a restriction on the availability of credit by the Chinese government, and (3) the development of alternative computer media such as the CD-ROM. The Company believes that the trends that resulted in its losses could continue for the foreseeable future.

        Development Stage of ADL Products; Uncertainty of Successful Commercialization. The Company has established a subsidiary, Media Logic ADL, Inc. ("Media Logic ADL"), to develop and sell automated data storage libraries. The Company has devoted a substantial portion of its resources on this product line. To date the Company has not begun to sell ADL products. Delays in development or production may result in the Company's introduction of ADL products later than anticipated, which would have an adverse effect on both the Company's financial and competitive position. Moreover, there can be no assurance that the ADL products will be technically or commercially successful.

        Dependence on One Product Line. The Company expects to derive a substantial majority of its future revenues from sales of its ADL product line. Inability to successfully commercialize the ADL product line would have a material adverse effect on the Company's business, financial condition and results of operation.

        Competition. Competition in the media certification, data storage and data library markets is intense. There are a large number of companies in these markets, some of which are substantially larger and have greater financial resources, customer and product bases, and distribution alternatives than the Company. The Company believes that the high level of competition in these marketplaces will continue unabated. There can be no assurance that the Company will be able to successfully compete against present or future sources of competition or that competitive pressures faced by the Company will not have a material adverse effect on the Company's results of operations.

        Dependence on Key Personnel. The development of the Company's business and operations will be dependent upon the efforts and talents of its executive officers and other key employees. In particular, the Company will be dependent upon the services of William E. Davis, Jr. and Paul M. O'Brien. Loss of the services of one or more of these individuals or the inability to attract or retain highly skilled personnel could adversely affect the Company's operations.

        Volatility of Stock Prices of Technology Companies. In recent years, stock markets have experienced extreme price and volume trading volatility. This volatility has had a substantial effect on the market prices of securities of many medium sized and smaller-capitalization companies, including technology companies, for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock. In addition, the trading price of the Company's Common Stock could be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, announcements of new products or technological innovations by the Company or its competitors, and general market and economic conditions. Further, although the Common Stock is listed on the American Stock Exchange, there is presently a limited trading volume in the Common Stock. There can be no assurance that an active trading market will continue and, therefore, holders of Common Stock may have difficulty in trading the Common Stock.

        Control by Existing Management and Stockholders. The directors, officers and principal stockholders of the Company and certain of their affiliates and/or family members beneficially own in the aggregate approximately 41.5% of the Company's Common Stock (including shares issuable upon exercise of options held by such persons, which options are currently exercisable). As a result of such ownership, these stockholders will exert influence over all matters requiring approval by the stockholders of the Company, including the election of directors.

        International Sales. In fiscal 1995, 74.6% of the Company's sales were to customers outside the United States, particularly to Southeast Asia and China. The Company expects sales outside the United States to continue to account for a significant amount of the Company's sales in the future. While the Company's activities and sales abroad are typically transacted in United States dollars, the Company's activities are subject to risks common to foreign activities, including governmental regulation, political and economic instability, trade barriers and currency transaction risks.

        Certain Charter and By-Law Provisions and Massachusetts Laws May Affect Stock Price. The Company's Articles of Organization and By-laws contain provisions that may have the effect of making it more difficult for a third party to acquire control of, or of discouraging acquisition bids for, the Company. In addition, certain Massachusetts laws contain provisions that may have the effect of making it more difficult for a third party to acquire control of, or of discouraging acquisition bids for, the Company. These provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock.

                               USE OF PROCEEDS

        The Company will not receive any proceeds from the sale of Securities offered hereby by the Selling Shareholder.


                             PLAN OF DISTRIBUTION

        This offering is being made pursuant to an agreement between the Company and the Selling Shareholder. All or a portion of the Shares may be disposed of by the Selling Shareholder hereunder from time to time in one or a combination of the following transactions: (a) transactions (which may involve block transactions) on the American Stock Exchange, or otherwise, at market prices prevailing at the time of sale or at prices related to such prevailing market prices; or (b) privately negotiated transactions at negotiated prices, including underwritten offerings. The Selling Shareholder may effect such transactions by selling the Shares directly to purchasers or by selling the Shares to or through underwriters, brokers or dealers and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Shareholder and any underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares if any such underwriters, brokers, dealers or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act.

        In addition, any of the Securities which qualify for sale pursuant to Rule 144 under the Securities Act, or otherwise pursuant to an applicable exemption under the Securities Act, may be sold other than pursuant to this Prospectus.

                             SELLING SHAREHOLDER

        The following table provides information, as of the date of this Prospectus, with respect to the Common Stock beneficially owned by the Selling
Shareholder (which information has been furnished to the Company by the Selling
Shareholder). This offering is being made pursuant to an agreement between the Company and the Selling Shareholder.

        All of the Shares offered by the Selling Shareholder were acquired from the Company in a transaction exempt from the registration requirements of the Securities Act. All of the Shares offered hereby were acquired from the Company as consideration for acting as a financial adviser to the Company.
Pursuant to the agreement between the Company and the Selling Shareholder, the Company agreed to file with the Commission the Registration Statement, of which this Prospectus is a part, with respect to the resale of the Shares. The
Company has committed to keep the Registration Statement effective until September 25, 1997. However, the Company may in its discretion agree to extend the effectiveness of the Registration Statement beyond such date.


                                                Shares beneficially
                                                owned after this          Percentage of shares
                        Shares beneficially     Offering (assuming        owned after Offering
                        owned before            all shares offered        (assuming all shares
 Selling Stockholder    Offering                are sold)                 offered are sold)
---------------------  ---------------------  -----------------------  -------------------------
 Advent International   130,909                 0                         0
  Corporation (1)


-----------------------
(1)        Such person acted as a financial adviser to the Company in connection with a private placement of
           1,000,000 shares of the Company's Common Stock in September 1995.  The Shares registered for resale hereunder represent the consideration paid to such person for acting as a financial adviser. Other than acting as a financial adviser in connection with such transaction, such person has not had any position, office or other material relationship within the past three years with the Company or any of its affiliates.


                                    EXPERTS

        The Consolidated Financial Statements and Schedules incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said reports which include an explanatory paragraph that describes substantial doubt regarding the Company's ability to continue as a going concern as discussed in Note 1 to the financial statements.

                       VALIDITY OF OFFERED COMMON STOCK

        The validity of the Common Stock offered hereby will be passed upon by Bingham, Dana & Gould, 150 Federal Street, Boston, MA 02110.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Expenses of the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

              SEC Registration Fee                      $      230
              AMEX Fees                                 $    2,619
              Legal Fees and Expenses                   $   10,000*
              Accountants' Fees and Expenses            $    2,000*
              Expenses of Qualification Under
               State Securities Laws, Including
               Attorneys' Fees                          $    1,500*
              Fees for Electronic Filing                $      300*
              Miscellaneous                             $    3,351*

                                Total                   $   20,000


-------------------
*Estimated



ITEM 15 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Article VI A of the Company's Restated Articles of Organization provides that no director shall be personally liable to the Company or to any of its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required from time to time by applicable law, Article VI A shall not eliminate the liability of a director, to the extent such liability is provided by applicable law, (a) for any breach of a director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (c) under Section 61 or Section 62 of the Business Corporation law of the Commonwealth of Massachusetts, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of Article VI A shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

        In addition, the Company's By-laws provide as follows:

        Section 12. Indemnity. (a) The Corporation shall indemnify and reimburse out of the corporate funds any person (or the personal representative of any person) who at any time serves or shall have served as a Director, officer of employee of the Corporation, or as a Director, officer or employee of another Corporation the majority of the stock of which is owned by the Corporation, whether or not in office at the time, against and for any and all claims and liabilities to which he may be or become subject by reason of such service, and against and for any and all expenses necessarily incurred in connection with the defense or reasonable settlement of any legal or administrative proceedings to which he is made a party by reason of such service, except in relation to matters as to which he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. In effecting such indemnity and reimbursement, the stockholders may enter into such agreements and direct the officers of the Corporation to make such payment or payments and take such other action (including employment of counsel to defend against such claims and liabilities) as may in their judgment be reasonably necessary or desirable. Such indemnification or reimbursement shall not be deemed to exclude any other rights or privileges to which such person may be entitled.

        (b) The Board of Directors may by vote act to indemnify any or all officers of the Corporation from liability for acts done by them in good faith on behalf of the Corporation.

        (c) The Directors may vote to defray the expense of defending any claims brought against one or more Directors or other Officers on account of any action purported to have been done in any official capacity, and may vote to reimburse any such Director or other Officer for any sum paid by him to settle any such claim; provided that if it shall be finally determined by judgment or decree of any court that any such Director or other Officer is personally liable on account of any such claim, he shall reimburse the Company for his pro rata share of any expense so defrayed or reimbursement so made by the Company.

        (d) To the extent legally permissible, the Corporation shall indemnify each of its Directors and Officers against all liabilities including expenses imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such Director or Officer, unless in such proceeding he shall be finally adjudged liable by reason of dereliction in the performance of his duty as such Director or Officer; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such Director or Officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification, by a vote of the Board of Directors in which no interested Director participates, or by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for Directors, not counting as outstanding any stock owned by any interested Director or Officer.

The rights of indemnification hereby provided shall not be exclusive of or affect any other rights to which any Director or Officer may be entitled. As used in this paragraph, the terms "Director" and "Officer" include their respective heirs, executors and administrator, and an "interested" Director or Officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16 - EXHIBITS

        The following is a list of exhibits filed as a part of this registration statement:

Exhibits
--------
 4      Specimen Certificate for Shares of Common Stock (1)
 5      Opinion of Bingham, Dana & Gould
23.1    Consent of Arthur Andersen LLP
23.2    Consent of Bingham, Dana & Gould (contained in EXHIBIT 5).
24      Power of Attorney (included on signature page)

-----------------

(1) The item listed is incorporated by reference herein to the Company's Registration Statement on Form S-18 (number 33-14722B).



ITEM 17 - UNDERTAKINGS

        (A)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (C) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

           (D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Plainville, Commonwealth of Massachusetts, on this 17th day of November, 1995.

                                        MEDIA LOGIC, INC.


                                        By:/s/ William E. Davis, Jr.
                                           -------------------------
                                           William E. Davis, Jr.
                                           Chief Executive Officer

                              POWER OF ATTORNEY

        Each person whose signature appears below hereby appoints William E.
Davis, Jr. and Paul M. O'Brien, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



     Signature                              Title                               Date
     ---------                              -----                               ----
/S/  William E. Davis, Jr.         President, Chief Executive             November 17, 1995
-----------------------------      Officer and Director (Principal
William E. Davis, Jr.              Executive Officer)


-----------------------------      Chairman of the
David R. Lennox                    Board of Directors


/S/  Klaus J. Peter                Executive Vice President               November  17, 1995
-----------------------------      and Director
Klaus J. Peter

/s/  Harold B. Shukovsky           Director                               November  17, 1995
-----------------------------
Harold B. Shukovsky


/s/ Joseph L. Mitchell             Director                               November  17, 1995
-----------------------------
Joseph L. Mitchell


/s/ Francis S. Wyman               Director                               November  17, 1995
-----------------------------
Francis S. Wyman


/s/ Michael Hruby                  Director                           November 17, 1995
-----------------------------
Michael Hruby


-----------------------------      Director
Raymond LeClerc


/s/  Paul M. O'Brien               Vice President and                 November  17, 1995
-----------------------------      Chief Financial Officer
Paul M. O'Brien                    (Principal Financial and
                                   Accounting Officer)



                                Exhibit Index
                                ------- -----


Exhibit                  Description                                       Page
-------                  -----------                                       ----
4                        Specimen Certificate for Shares of
                         Common Stock (1)

5                        Opinion of Bingham, Dana & Gould                  A-1

23.1                     Consent of Arthur Andersen LLP                    B-1

23.2                     Consent of Bingham, Dana & Gould
                         (included in Exhibit 5)

24                       Power of Attorney (included on
                         signature page)

-----------------

(1)  The item listed is incorporated by reference herein to the Company's Registration
Statement on Form S-18 (number 33-14722B).
